UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2006

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

Item 2.06. Material Impairments

On April 25, 2006, Caraustar Industries, Inc. (“the Company”) was notified that the unionized workers at its Mentor Carton plant, which is located in Mentor, Ohio, elected to strike after failing to reach a labor agreement with the Company. On May 30, 2006, the Company’s management made the decision to permanently close its Mentor carton plant due to chronic unfavorable business conditions, and the failed efforts to settle a successor labor agreement, which had been previously terminated by the union on April 20, 2006, despite good faith efforts by both parties. The Company will record restructuring costs of approximately $2.7 million in connection with this closing. The restructuring costs consist of $1.2 million in severance and other termination benefits for employees, approximately $1.3 million in costs to relocate equipment and $200 thousand in other costs. The Company will also record accelerated depreciation expense of approximately $1.3 million which will be recorded in continuing operations.

On April 25, 2006, after notification of the strike, the Company took steps to mitigate the financial impact to its business by transitioning most of the Mentor plant’s operations to other Caraustar operations. With the closing of the Mentor plant, those transitional plans will be permanent. Approximately 109 salaried and hourly employees will be affected by this closure.

Forward-Looking Statements

This disclosure on Form 8-K may contain certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent Caraustar’s expectations, anticipations or beliefs about future events, operating results or financial condition. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Specifically, Caraustar’s statements regarding the expected charges associated with the closure of the Mentor Carton plant are forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, uncertainties inherent in estimating shutdown charges and the offsetting efficiencies of moving production to Caraustar’s other operations , fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, demand for Caraustar’s products, the degree of success achieved by Caraustar’s new product initiatives, changes in government regulations, Caraustar’s ability to complete acquisitions and successfully integrate the operations of acquired businesses, Caraustar’s ability to service its substantial indebtedness and unforeseen difficulties with the consolidation and integration or relocation of Caraustar’s IT systems or legal function. Additional relevant risk factors that could cause actual results to differ materially are discussed in Caraustar’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K filed with or furnished for, the Securities and Exchange Commission, which are available from Caraustar. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission, or to the extent filed via EDGAR, accessed through the website of the Securities and Exchange Commission ( http://www.sec.gov ).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2006

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer